Exhibit 10.2

INSURANCE AND INDEMNITY AGREEMENT

Dated as of August 31, 2005

Among

AMBAC ASSURANCE CORPORATION,

as Insurer,

MVL FILM FINANCE LLC,

as Borrower,

MARVEL ENTERPRISES, INC.,

MARVEL STUDIOS, INC.,

MVL PRODUCTIONS LLC,

MVL RIGHTS LLC,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Collateral Agent

TABLE OF CONTENTS

This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Insurance Agreement. All capitalized terms used in this Insurance Agreement and not otherwise defined shall have the meanings set forth in Article I of this Insurance Agreement.

i

Exhibit A	-	Form of Policy

Schedule 3.07	-	Covered Obligations

ii

INSURANCE AND INDEMNITY AGREEMENT (this “Insurance Agreement”), dated as of August 31, 2005, by and among AMBAC ASSURANCE CORPORATION, a Wisconsin stock insurance company (“Ambac”), as the Insurer, MVL FILM FINANCE LLC, a Delaware limited liability company (the “Borrower”), MARVEL ENTERPRISES, INC., a Delaware corporation (“MEI”), MARVEL STUDIOS, INC., a Delaware corporation (“Marvel Studios”), MVL PRODUCTIONS LLC, a Delaware limited liability company (“MPROD”), MVL RIGHTS LLC, a Delaware limited liability company (“MRL”), and HSBC BANK USA, NATIONAL ASSOCIATION, in its capacity as collateral agent for the benefit of the Lenders under the Credit Agreement referred to below (together with any successor in interest or any successor collateral agent appointed in accordance with the Credit Agreement, the “Collateral Agent”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Credit and Security Agreement dated as of August 31, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the other lenders party thereto, General Electric Capital Corporation, as Administrative Agent, and the Collateral Agent, the Lenders have agreed to make Class A Advances to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $465,000,000;

WHEREAS, pursuant to that certain Exclusive Cross License Agreement dated as of August 31, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “License Agreement”) by and between MRL and the Borrower, MRL licensed to the Borrower the Rights (as defined therein);

WHEREAS, pursuant to that certain Master Development and Distribution Agreement dated as of August 31, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Master Agreement”) by and between the Borrower, MPROD and Marvel Studios, the Borrower licensed to MPROD certain of its rights acquired under the License Agreement, MPROD agreed to undertake on behalf of the Borrower certain responsibilities with respect to the pre-production, development, supervision of production, delivery and distribution of Pictures (as defined in the License Agreement);

WHEREAS, MPROD intends to enter into from time to time a number of production agreements (each, a “Production Services Agreement”) with affiliates of itself and MRL for the production and delivery of such Motion Pictures;

WHEREAS, pursuant to the Credit Agreement, the Borrower has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Borrower’s assets, whether now owned or hereafter arising (the “Collateral”), to secure the prompt and complete repayment of amounts owing under, and observance and performance of, the Credit Agreement and the Borrower’s other Obligations from time to time, including its Obligations under this Insurance Agreement;

WHEREAS, in connection with the production of each individual Motion Picture pursuant to each Production Services Agreement, the Insurer, MPROD, the Completion Guarantor and a number of other interested parties will enter into an interparty agreement (each, an “Interparty Agreement”);

WHEREAS, the Insurer is authorized to transact a financial guaranty insurance business in the State of New York;

WHEREAS, the Borrower has requested that the Insurer issue to the Collateral Agent (together with its successors and permitted assigns, the “Insured Party”), for the benefit of the Lenders, a Certificate Guaranty Insurance Policy in substantially the form of Exhibit A hereto, payable to the Insured Party and guaranteeing, to the extent and limited as set forth therein, the timely payment of interest and Unused Commitment Fees on the Class A Advances and the payment of the Outstanding Amount of the Class A Advances on the Legal Final Maturity Date; and

WHEREAS, the Insurer, the Borrower, MEI, Marvel Studios, MPROD, MRL and the Collateral Agent desire to specify the conditions precedent to the issuance by the Insurer of the Policy and to provide for certain other matters related thereto;

NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the undersigned hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.02. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Policy or, if not defined therein, in the Credit Agreement or the Master Agreement. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

“Borrower Affiliate” means MEI, Marvel Studios, MRL and MPROD.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banking institutions in New York City are authorized or obligated by law or order to be closed.

“Closing Date” means September 1, 2005.

“Covered Obligations” has the meaning set forth on Schedule 3.07 hereto.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

“Event of Default” means any event of default specified in Section 5.01.

2

“Excluded Damages” shall mean any and all indirect, punitive, incidental or consequential claims, damages, losses, costs, expenses, liabilities and penalties arising out of or in connection with any breach or alleged breach, violation, default or potential default or other failure of the Covered Obligations; provided, however, that for purposes of this definition only, in connection with direct damages (which shall be the only damages for which MEI shall be liable (including, without limitation, in connection with a breach by MEI of any Covered Obligation)) arising out of a Covered Obligation, the foregoing definition shall not exclude incremental damages reasonably and directly attributed to such breach and incurred as a component of the direct damages (for example, a payment to the wrong party shall be the direct damage and the interest on such misdirected payment and the actual and verifiable out of pocket costs and expenses incurred to recover such payment amount shall be the incremental damage). Notwithstanding the foregoing to the contrary, any failure to pay amounts due under the Credit Agreement as a result of the failure of any Motion Picture to generate gross receipts sufficient to allow the Borrower to make such payments when due and owing shall constitute Excluded Damages.

“Insurer” shall mean Ambac Assurance Corporation, a Wisconsin stock insurance company, or any successor thereto.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Late Payment Rate” shall mean the lesser of (i) the greater of (a) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2.00%, and (b) the then applicable highest rate of interest on the Class A Advances pursuant to the Credit Agreement and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. Interest at the Late Payment Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related accrual period.

“Lenders” means the Class A Lenders (as such term is defined in the Credit Agreement).

“Material Adverse Change” means, in respect of any Person, a material adverse change in the ability of such Person to perform its obligations under any of the Operative Documents to which it is a party, including any material adverse change in the business, financial condition, results of operations or properties of such Person on a consolidated basis with its subsidiaries (other than as may result solely from the performance of the Completed Films).

“MEI Covenant Letter” means the letter agreement dated August 31, 2005 made by and among MEI, Marvel Studios and Marvel Characters, Inc. in favor of the Insurer, the Borrower and the Lenders.

3

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Operative Documents” means this Insurance Agreement, the Credit Agreement, the Notes, the License Agreement, the Master Agreement, the Interparty Agreements, the Production Services Agreements, each Completion Bond (including, without limitation, each producer’s completion agreement executed in connection therewith), the Distribution Agreements, the Master Distributor Security Agreement, each Master Distributor Security Agreement Supplement, the Access Letters, the Viacom Guaranty, each Laboratory Pledgeholder Agreement, the MEI Services Letter Agreement dated as of the date hereof and the MEI Covenant Letter.

“Person” means an individual, joint stock company, trust, unincorporated association, limited liability company, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

“Policy” means the Certificate Guaranty Insurance Policy, No. AB0919BE, together with all endorsements thereto, issued by the Insurer in favor of the Insured Party.

“Premium” means the premium payable in accordance with the Policy and Section 3.02(c) of this Insurance Agreement as, when and in the amounts specified in the Premium Letter.

“Premium Letter” shall mean the premium letter dated as of the date hereof by and between the Borrower and the Insurer, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Reimbursement Amount” shall mean, as of any date of determination, the sum of (i) all Insured Payments paid by the Insurer and all other amounts then due and owing to the Insurer under the Insurance Agreement and the other Operative Documents (without duplication), but for which the Insurer has not been reimbursed prior to such date, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date on which the Trustee received the related Insured Payments.

“Relevant Parties” means, collectively, Borrower, Marvel Studios, MRL and MPROD.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Specified Covered Obligations” means those Covered Obligations designated as “Specified Covered Obligations” in paragraph D of Schedule 3.07.

4

“Transaction” means the transactions contemplated by the Operative Documents.

Section 1.02. Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings assigned to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference herein to a specific section number of any Operative Document shall be deemed to refer to any successor provision of such document, as applicable, following any amendment or modification thereof.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representations and Warranties of the Borrower, Marvel Studios and MPROD; Acknowledgement of MRL.

(a)       The Borrower hereby makes, to and for the benefit of the Insurer, each of the representations and warranties of the Borrower set forth in Section 6.01 of the Credit Agreement, in Section 6 of the Master Agreement, and in Section 16 of the License Agreement. Marvel Studios hereby makes, to and for the benefit of the Insurer, each of the representations and warranties of Marvel Studios set forth in Section 12(d) of the Master Agreement. MPROD hereby makes, to and for the benefit of the Insurer, each of the representations and warranties of MPROD set forth in Section 6 of the Master Agreement. Such representations and warranties are hereby incorporated herein by this reference as if fully set forth herein and are hereby reconfirmed in favor of the Insurer (solely by each such party with respect to itself), and shall be deemed to be reconfirmed hereunder each time such representations and warranties are made or deemed made under the Credit Agreement, the Master Agreement, and/or the License Agreement.

(b)      MRL hereby acknowledges that (i) the License Agreement and all rights of the Borrower thereunder have been pledged by the Borrower to the Collateral Agent for the benefit of, among other Persons, the Insurer, and (ii) the Insurer, as Control Party, has the right to instruct the Collateral Agent to exercise its power of attorney granted pursuant to the Credit Agreement to cause the Borrower to enforce its rights and remedies against MRL with respect to each of the representations, warranties and covenants of MRL set forth in the License Agreement. In connection therewith, the Insurer acknowledges that neither it, the Collateral Agent nor the Borrower has any recourse to any assets of MRL pursuant to the License Agreement other than the Rights (as defined therein).

Section 2.02. Affirmative Covenants of the Borrower, MEI, Marvel Studios, MRL and MPROD.

5

(a)           Incorporation by Reference. The Borrower hereby makes, to and for the benefit of the Insurer, each covenant of the Borrower set forth in Sections 7.01 and 7.02 of the Credit Agreement and Section 16 of the License Agreement, each of which is hereby incorporated herein by reference and shall be complied with by the Borrower unless the Insurer shall otherwise consent in writing. MPROD hereby makes, to and for the benefit of the Insurer, each covenant of MPROD set forth in Section 7(a) of the Master Agreement, which is hereby incorporated herein by reference and shall be complied with by MPROD unless the Insurer shall otherwise consent in writing. Marvel Studios hereby makes, to and for the benefit of the Insurer, each covenant of Marvel Studios set forth in Section 12(a) of the Master Agreement, which is hereby incorporated herein by reference and shall be complied with by the Marvel Studios unless the Insurer shall otherwise consent in writing.

(b)           Payment of Taxes, Etc. Marvel Studios will pay and discharge or otherwise satisfy, before the same shall become delinquent or subjected to penalty, all Taxes imposed upon it or its property which are due, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, if any, and reserves in conformity with GAAP with respect thereto have been provided on the books and records of Marvel Studios or any consolidated group to which Marvel Studios is a party until any Lien resulting therefrom attaches to its property and becomes enforceable against other creditors, or (ii) the failure to pay and discharge or otherwise satisfy such Taxes could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change with respect to Marvel Studios.

(c)           Access to Financial and Collateral Information. (i) The Borrower hereby makes, to and for the benefit of the Insurer, the covenant set forth in Section 7.01(d) of the Credit Agreement, which is hereby incorporated herein by reference and shall be complied with by the Borrower unless the Insurer shall otherwise consent in writing. MPROD (A) hereby makes, to and for the benefit of the Insurer, the covenant set forth in Section 7(a)(iv)(A) of the Master Agreement and (B) shall cause each Production Company (as defined in the Master Agreement) to comply with the audit provisions set forth in Section 15C (or any successor provision) of the related Production Services Agreement, each of which is hereby incorporated herein by reference and shall be complied with by MPROD unless the Insurer shall otherwise consent in writing.

(ii)            In order to allow the Insurer to confirm the correctness of information obtained in the course of audits performed pursuant to clause (c)(i) above and to diligence compliance with the MEI Covenant Letter, during regular business hours, upon reasonable advance notice (which shall indicate the proposed scope of the review) and at reasonable times so as not to interfere with its business operations, each of MEI and Marvel Studios and, with respect to diligence of compliance with the MEI Covenant Letter only, MRL will permit the Insurer or its agents, representatives or accountants, at the expense of the Insurer (A) to examine and make copies of and abstracts from all books, records and

6

documents (including computer tapes and disks) in its possession or under its control relating to the Operative Documents, Ancillary Documents or any Collateral, and (B) to visit its offices and properties for the purpose of examining such materials described in clause (A) above, and (in the case of MRL as limited above) to discuss matters relating to the Operative Documents, Ancillary Documents and the Collateral and its performance hereunder or thereunder with any of its executive officers or its Authorized Officers having knowledge of such matters or their accountants; provided, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, Borrower shall only be responsible for the cost of one (1) such visitation and inspection per Interest Period; and provided, further, that the Insurer shall, to the extent that it is reasonably possible for the Insurer to do so, conduct such visitations, inspections and discussions with respect to the Borrower and all of its Affiliates under clause (c)(i) above and this clause (c)(ii) at the same time and in the same location in order to minimize interference with the business operations of the Marvel Companies.

Section 2.03. Negative Covenants of the Borrower, Marvel Studios and MPROD.

(a)           The Borrower, Marvel Studios and MPROD each hereby agrees with respect to itself that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing,

(i)             Impairment of Rights. Neither the Borrower, Marvel Studios nor MPROD shall take any action, or fail to take any action, if such action or failure to take action would be reasonably likely to result in a Material Adverse Change with respect to the Borrower or the Rights (as defined in the License Agreement), or a material adverse effect on the benefits, interests, rights or remedies of MPROD under the Master Agreement, nor interfere with the enforcement of any rights of the Insurer (whether exercised directly or through the Borrower or the Collateral Agent) under or with respect to any of the Operative Documents; provided that the foregoing shall not impair any right that the Borrower or any Marvel Company may have to object to any act of the Insurer taken in contravention of any Operative Document by which the Insurer may be bound. The Borrower, Marvel Studios and MPROD shall, upon written request from the Insurer, furnish to the Insurer all information requested by the Insurer that is reasonably necessary to determine compliance with this paragraph.

(ii)            Waiver, Amendments, Etc. [Conform termination/ amendment negative covenant to agreed language to be set forth in Sections 7.03(m) and (n) of the Credit Agreement].

(b)           Incorporation by Reference. The Borrower hereby makes, to and for the benefit of the Insurer, the covenants set forth in Section 7.03 of the Credit Agreement and Section 16 of the License Agreement, each of which is hereby

7

incorporated herein by reference and shall be complied with by the Borrower unless the Insurer shall otherwise consent in writing. MPROD hereby makes, to and for the benefit of the Insurer, the covenants set forth in Section 7(c) of the Master Agreement, each of which is hereby incorporated herein by reference and shall be complied with by MPROD unless the Insurer shall otherwise consent in writing.

Section 2.04. Representations, Warranties and Covenants of the Insurer. The Insurer represents, warrants and covenants to the Borrower as follows:

(a)      Organization and Licensing. The Insurer is a duly organized and validly existing Wisconsin stock insurance corporation duly qualified to conduct an insurance business in the State of New York and in any other jurisdiction where qualification may be necessary to accomplish the Transaction.

(b)      Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

(c)    Authorization; Approvals. Proceedings legally required for the issuance and execution of the Policy and the execution, delivery and performance of this Insurance Agreement have been taken and licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Policy and the conduct by the Insurer of the business and activities contemplated by the Transaction have been obtained; any proceedings not taken and any licenses, authorizations or approvals not obtained are not material to the enforceability of the Policy.

(d)   Enforceability. The Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and to general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

(e)   No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer’s knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its ability to perform its obligations under the Policy.

(f)    Confidential Information. The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware during the inspections conducted or

8

discussions had pursuant to Section 2.02(c) of this Insurance Agreement (or the provisions of the Transaction Documents referred to therein) unless such information is readily available from public sources or except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Operative Documents; provided, however, that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Insurer will (to the extent permitted by such process) promptly notify the Borrower, Marvel Studios and/or MPROD, as applicable, of such request(s) so that the Borrower, Marvel Studios and/or MPROD may seek an appropriate protective order and/or waive the Insurer’s compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose; provided, however, that a copy of all information disclosed is provided to the Borrower, Marvel Studios and/or MPROD, as the case may be, promptly after such disclosure to the extent, in the opinion of its counsel, that it is permitted to do so. Notwithstanding anything set forth in this subsection (f) to the contrary, the parties hereto and their successors and permitted assigns (and each of their employees, representatives and other agents) may disclose to any Person, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Insurance Agreement and the other Operative Documents and all materials of any kind (including opinions and other tax analyses) relating to such tax treatment or tax structure, other than any information revealing the identity of the parties hereto, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

ARTICLE III

THE POLICY; REIMBURSEMENT

Section 3.01. Issuance of the Policy. The Insurer agrees to issue the Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below on or prior to the Closing Date:

9

(a)        Payment of Initial Premium, Fees and Expenses. The Insurer shall have been paid by or on behalf of the Borrower the fees and expenses payable on the Closing Date in accordance with Section 3.02;

(b)       Operative Documents. The Insurer shall have received a copy of this Insurance Agreement, the Credit Agreement, the License Agreement, the Master Agreement, the Paramount Agreement, the Master Distributor Security Agreement, the Collection Account Control Agreement and each other Transaction Document entered into on or prior to the Closing Date, in form and substance reasonably satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto;

(c)    Certified Documents and Resolutions. The Insurer shall have received (i) a copy of the certificate of incorporation and by-laws, or limited liability company agreement, as applicable, of each of the Borrower, MEI, Marvel Studios, MRL and MPROD and (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, MEI, Marvel Studios, MRL and MPROD dated the Closing Date stating that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors or members thereof, as applicable, authorizing the execution, delivery and performance of each Operative Document to which it is a party to be entered into on or prior to the Closing Date and the consummation of the Transaction and that such certificate of incorporation, by-laws, limited liability company agreement and resolutions, as applicable, are in full force and effect on the Closing Date;

(d)       Incumbency Certificate. The Insurer shall have received a certificate dated the Closing Date of the Secretary or an Assistant Secretary of each of the Borrower, MEI, Marvel Studios, MRL and MPROD certifying the names and signatures of the officers of the Borrower, MEI, Marvel Studios, MRL and MPROD, as applicable, authorized to execute and deliver the Operative Documents to which it is a party and that shareholder consent to the execution and delivery of such documents is not necessary or has been obtained;

(e)      Representations and Warranties. Each of the representations and warranties of the Borrower, MEI, Marvel Studios and MPROD set forth or incorporated by reference in this Insurance Agreement, as applicable, shall be true and correct on and as of the Closing Date as if made on the Closing Date;

(f)        Opinions of Counsel. The Insurer shall have received all opinions of counsel addressed to any of Moody’s, S&P, the Lenders, the Borrower and the Borrower Affiliates in respect of the Borrower, the Borrower Affiliates or any other parties to the Operative Documents and the Transaction dated the Closing Date, in form and substance reasonably satisfactory to the Insurer, addressed to the Insurer and addressing such matters as the Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof;

10

(g)      Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders or members, as applicable, of each of the Borrower and the Borrower Affiliates, required in connection with the Transaction;

(h)       No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or, to the current actual knowledge of MEI or any Relevant Party, threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Operative Documents or the Policy or the consummation of the Transaction;

(i)      Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

(j)       Issuance of Ratings. The Insurer shall have received confirmation that the risk to be secured by the Policy has been rated no lower than “BBB-” by S&P and “Baa3” by Moody’s;

(k)       No Default. No Default or Event of Default shall have occurred; and

(l)         Effectiveness of Credit Agreement. The Insurer shall have received a certificate of the Borrower certifying that each of the conditions precedent to the effectiveness of the Credit Agreement set forth in Section 5.01 thereof have been satisfied or waived.

Section 3.02.	Payment of Fees and Premium.

(a)        Legal, Accounting and Due Diligence Fees. The Borrower shall pay or cause to be paid to the Insurer, on the Closing Date, all legal fees, due diligence expenses and accounting fees incurred by the Insurer in connection with the issuance of the Policy specified in the schedule of Closing Fees and Expenses.

(b)      Rating Agency Fees. The Borrower shall promptly pay the initial fees of S&P and Moody’s with respect to the Transaction following receipt of a statement with respect thereto. All periodic and subsequent fees of S&P or Moody’s with respect to, and directly allocable to, the Borrower’s obligations under the Credit Agreement shall be for the account of, and shall be billed to, the Borrower. The fees for any other rating agency shall be paid by the party requesting such other agency’s rating unless such other agency is a substitute for S&P or Moody’s in the event that S&P or Moody’s is no longer rating the Borrower’s obligations under the Credit Agreement, in which case the fees for such agency shall be paid by the Borrower.

11

(c)	Premium.

(i)             In consideration of the issuance by the Insurer of the Policy, the Borrower shall pay to the Insurer, except during the continuance of any period in which the Insurer is in default of its payment obligations under the Policy, the Premium in such amounts and at such times as are set forth in the Premium Letter, and the Collateral Agent shall remit the Premium to the Insurer as and when required pursuant to Section 3.01(c) of the Credit Agreement, as applicable.

(ii)            Premium paid to the Insurer shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy or any other circumstances relating to the Credit Agreement or provision being made for repayment of the Class A Advances prior to maturity.

Section 3.03.	Reimbursement Obligation.

(a)       As and when due in accordance with and from the funds specified in Sections 3.01(c)(x) and 3.02(v) of the Credit Agreement, as applicable, the Insurer shall be entitled to reimbursement for each and every payment made by the Insurer under the Policy and for each and every other Reimbursement Amount, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all such amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b)       Each of the Borrower and MPROD agrees, severally and not jointly, to pay to the Insurer as follows: anything in Section 3.03(a) to the contrary notwithstanding, the Insurer shall be entitled to reimbursement from the Borrower and MPROD, respectively, and shall have full recourse against the Borrower and MPROD, respectively, for any payments made by the Insurer under the Policy arising as a result of (i) the Borrower’s or MPROD’s respective failure to pay or deposit any amount actually received by the Borrower or MPROD, respectively, and required to be paid over or deposited by it into the Collection Account, Borrower Blocked Account or Class A Liquidity Reserve Account pursuant to the Transaction Documents or (ii) the Borrower’s or MPROD’s respective failure to honor any demand for a payment referred to in clause (i) above made by the Collateral Agent under the Credit Agreement or the Master Agreement in accordance with the terms thereof, which reimbursement shall, in the case of either of the foregoing clauses (i) and (ii), be due and payable on the date that such payment is made by the Insurer thereunder and in an amount equal to the amount of such payment and the amounts of all other such payments previously made by the Insurer arising under the foregoing clause (i) or (ii) (other than as a result of any failure by the Borrower to pay amounts due under the

12

Credit Agreement as a result of the failure of any Motion Picture to generate gross receipts sufficient to make payments when due and owing), together with interest on any and all such amounts remaining unreimbursed (including, to the extent permitted by law, any such unreimbursed amounts representing interest) from the date such amounts become due and payable until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(c)       As and when due in accordance with and from the funds specified in Section 3.01(c)(i) of the Credit Agreement, the Borrower agrees to pay to the Insurer any and all reasonable charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable outside attorneys’ and accountants’ fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any of the Operative Documents and/or the Policy, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Operative Documents or the Policy, any party to any of the Operative Documents (in its capacity as such a party) or the Transaction, (ii) the exercise of any right of the Insurer described in Section 2.02(c)(ii) hereof, or (iii) any amendment, waiver or other action with respect to, or related to, any Operative Document or the Policy, whether or not executed or completed. If three Business Days’ written notice of the intended payment or incurrence shall have been given to the Borrower by the Insurer, such reimbursement shall be due on the dates on which such charges, fees, costs or expenses are paid or incurred by the Insurer; otherwise, such reimbursement shall be due within three Business Days after the Borrower is notified thereof.

(d)       Each of the Borrower and MPROD, as applicable, agrees, severally and not jointly, to pay to the Insurer interest (without duplication) on any and all amounts payable by it described in subsections 3.03(b), 3.03(c) and 3.03(e) and Section 3.04 from the date such amounts become due or, in the case of subsection 3.03(c) or Section 3.04, are incurred or paid by the Insurer until payment thereof in full (after as well as before judgment), at the Late Payment Rate.

(e)       The Borrower agrees to pay to the Insurer as follows: any payments made by the Insurer on behalf of, or advanced to, the Borrower or any Marvel Company at the Borrower’s written request, including any amounts payable by the Borrower or MPROD pursuant to any Operative Document (other than payments or advances made by the Insurer for principal and interest due under the Credit Agreement), on the date any such payment is made or advanced by the Insurer, provided that the Insurer shall have given the Borrower and/or MPROD, as applicable, three Business Days’ advance notice of the Insurer’s intention to make or advance such payments.

13

Section 3.04.   Indemnification with respect to the Borrower, Marvel Studios, MPROD, the Insurer and the Collateral Agent.

(a)     Without limiting, and in addition to, any other rights which the Insurer may have hereunder or under applicable law or in equity, the Borrower agrees, severally and not jointly, and each of Marvel Studios and MPROD agrees, jointly and severally (with respect to each other and not with respect to the Borrower), to indemnify and save harmless the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (each, an “Insurer Indemnified Party”), from and against any and all damages, losses, liabilities (including penalties) and actual and verifiable out of pocket costs and expenses (including reasonable fees and disbursements of outside counsel, consultants and auditors) of any nature (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of, or relating to, or in connection with, (1) any representation or warranty made by it (or any of its Responsible Officers) under this Insurance Agreement or under the Transaction Documents which shall have been incorrect in any material respect when made, without giving effect to any clauses therein relating to materiality or Material Adverse Effect, or any omission by MRL to state a material fact required to be stated in any representation or warranty set forth in Sections 15.2-15.6, inclusive, of the License Agreement necessary to make the statements contained therein, in light of the circumstances under which made, not misleading, (2) a failure by it to perform or observe its covenants or other obligations under this Insurance Agreement or the Transaction Documents, without giving effect to any clauses therein relating to materiality or Material Adverse Effect, (3) any action, or failure to act, by it that would result in the failure to vest and maintain in favor of the Borrower, legal and equitable title to, and ownership of, the Film Rights for each Completed Film, free and clear of any Adverse Claim, (4) any action by it that would result in the failure to vest and maintain in the Borrower a first priority perfected security interest in any of the Collateral under the Master Distributor Security Agreement, free and clear of any Adverse Claim other than Permitted Liens, (5) any action by it that would result in the failure to vest and maintain in the Collateral Agent a first priority perfected security interest in any of the Collateral under the Credit Agreement, free and clear of any Adverse Claim other than Permitted Liens, (6) the failure by it to comply with any applicable Law, (7) any failure of it to pay when due any Taxes owed by it, (8) (solely with respect to MPROD and Marvel Studios) the failure by MPROD to remit Gross Receipts received by it pursuant to Section 3(f)(B) of the Master Agreement to the Collection Account as required thereby, or any commingling of amounts received in respect of Gross Receipts with other funds of any Marvel Company, (9) (solely with respect to MPROD and Marvel Studios) any breach by MPROD of a material obligation under a Subdistributor Agreement, and (10) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Borrower, Marvel Studios or MPROD in connection with any Transaction arising from or relating to the Operative Documents. Without

14

limiting or being limited by the foregoing, the Borrower agrees, severally and not jointly, and each of Marvel Studios and MPROD agrees, jointly and severally (with respect to each other and not with respect to the Borrower), to pay, on demand, to each Insurer Indemnified Party any and all amounts necessary to indemnify such Insurer Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any litigation, proceeding or third-party investigation related to any of the matters referred to above in this Section 3.04(a) or any litigation, proceeding or third-party investigation with respect to any action, or failure to act, by the Borrower, Marvel Studios or MPROD, as applicable, under any of the Transaction Documents to which it is a party or any of the transactions contemplated thereby. Notwithstanding anything in this Section 3.04(a) to the contrary, none of the Borrower, Marvel Studios and MPROD shall have any obligation to indemnify any Insurer Indemnified Party under this Section 3.04(a) in respect of Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct of such Insurer Indemnified Party.

(b)     The Insurer agrees to pay, and to protect, indemnify and save harmless, the Borrower, Marvel Studios and MPROD and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls the Borrower, Marvel Studios and MPROD within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses suffered or incurred by such Person (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of (i) a breach of any of the representations and warranties of the Insurer contained in Section 2.04 or (ii) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Insurer in connection with any Transaction arising from or relating to the Operative Documents and/or the Policy.

(c)   If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which the reimbursement obligation for litigation or claims provided in Section 3.03(c)(i), or the indemnity provided in Section 3.04(a) or (b), may be sought from the Borrower, Marvel Studios or MPROD, on the one hand, or the Insurer, on the other (each, an “Indemnifying Party”) hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying

15

Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party and shall be reasonably satisfactory to the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (c), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

(d)       To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section 3.04), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

Section 3.05. Payment Procedure. In the event of any payment by the Insurer, then the Collateral Agent, the Borrower, MEI, Marvel Studios, MRL and MPROD agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in Section 6.02(a) on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day

16

with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

Section 3.06. Joint and Several Liability. Marvel Studios and MPROD shall be jointly and severally liable for all amounts due and payable to the Insurer hereunder by each such party.

Section 3.07.	Performance Support.

(a)     Subject to this Section 3.07(a), MEI hereby agrees that it will instruct each of the Borrower, MPROD, each Production Company (as defined in the Master Agreement) and Marvel Studios (each, a “Section 3.07 Party”) to perform each of their respective Covered Obligations as set forth in the Transaction Documents to which each such Section 3.07 Party is a party in accordance with the terms set forth in such Transaction Document. Notwithstanding the preceding sentence, (i) MEI shall have no obligation to give any such instruction if MEI would be required to incur any out of pocket cost or expense, or offer credit support, or make any capital contribution to any Section 3.07 Party in order to make such instruction and (ii) if the applicable Covered Obligation involves the judgment or discretion of a Section 3.07 Party, MEI’s obligations to instruct such Section 3.07 Party to act shall be deemed satisfied if such Section 3.07 Party has elected, in good faith, a course of action that is permitted by the applicable Operative Document. Without limiting the generality of the foregoing, (x) MEI shall not be liable for Excluded Damages and (y) MEI shall not be liable for any damages (including, without limitation, Excluded Damages) under this Section 3.07(a) in connection with the Specified Covered Obligations if MEI’s actions pursuant to this Section 3.07(a) were taken in good faith.

(b)       Subject to this Section 3.07(b), MEI hereby agrees that it will cause each Section 3.07 Party to perform its respective Covered Obligations as set forth in the Transaction Documents to which such Section 3.07 Party is a party in accordance with the terms set forth in such Transaction Document. MEI’s performance of the Covered Obligations on behalf of each Section 3.07 Party (or its causing such Section 3.07 Party to so perform) shall be carried out with reasonable care and in a manner so as not to be negligent. Notwithstanding the preceding two sentences, MEI shall have no obligation to cause such Section 3.07 Party to perform any Covered Obligation if (i) such Covered Obligation is unenforceable or stayed under applicable Law or if MEI is otherwise prevented from fulfilling such Covered Obligation by applicable Law, (ii) MEI would be required to incur any out of pocket cost or expense, or offer credit support, or make any capital contribution to any Section 3.07 Party in order to cause such Covered Obligation to be performed or (iii) the applicable Covered Obligation involves the judgment or discretion of a Section 3.07 Party, and such Section 3.07 Party has elected, in good faith, a course of action that is permitted by the applicable Operative Document; provided, however, that MEI agrees to cause such Section 3.07 Party to make such decision or judgment in good faith and in accordance with the Operative Documents. Without limiting the generality of the foregoing, (x) MEI shall not be liable for Excluded Damages and (y) MEI shall not be liable for any damages (including, without limitation,

17

Excluded Damages) under this Section 3.07(b) in connection with the Specified Covered Obligations if MEI’s actions pursuant to this Section 3.07(b) were taken in good faith.

(c)   The obligations of MEI under this Insurance Agreement are dependent on the Covered Obligations, and no separate action or actions may be brought and prosecuted against MEI to enforce this Section 3.07 unless an action is first or simultaneously brought against the Relevant Party.

(d)          MEI hereby waives any right to revoke its obligations under this Section 3.07, and acknowledges that this Section 3.07 is continuing in nature and applies to all Covered Obligations, whether existing now or in the future.

(e)           MEI will not exercise any rights which it may now or hereafter acquire by way of subrogation under this Insurance Agreement, by any payment made hereunder or otherwise, until all amounts payable to the Insurer under this Insurance Agreement shall have been paid in full and the Class A Collection Date shall have occurred under and as defined in the Credit Agreement.

(f)	MEI hereby represents and warrants to the Insurer as follows:

(i)        MEI has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has all necessary corporate power and authority to execute, deliver and perform its obligations under this Insurance Agreement and the transactions contemplated hereby and to conduct its business as described herein and therein. The execution, delivery and performance of the obligations of MEI under this Insurance Agreement and the transactions contemplated hereby are actions that are within MEI’s powers and have been duly authorized by all necessary corporate action. MEI is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the conduct of its business requires it to be so qualified or be authorized, except where the failure to so qualify would not reasonably be expected to materially and adversely affect the (i) business, condition (financial or otherwise), operations or properties of MEI and its Subsidiaries taken as a whole, (ii) interests of the Insurer or the Collateral Agent hereunder or under the Credit Agreement or in the Collateral or (iii) the ability of MEI to enforce or perform its obligations hereunder. MEI has all requisite corporate power and authority to own its properties and to carry on its business.

(ii)       The execution, delivery and performance by MEI of this Insurance Agreement and the transactions contemplated hereby do not (i) contravene MEI’s certificate of incorporation or by-laws, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award other than where such violation would not be reasonably likely to have a Material Adverse Effect, (iii) conflict with or result in the breach of or constitute a default under, in any material respect, any contract, loan agreement, indenture,

18

mortgage, deed of trust, lease or other agreement or instrument binding on or affecting MEI or any of its properties with respect to which MEI has an obligation or potential obligation in an aggregate amount in excess of $50,000,000 or (iv) result in or require the creation of any Adverse Claim upon or with respect to the Collateral.

(iii)       No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by MEI of this Insurance Agreement or any other document or instrument to be delivered hereunder or for the perfection of or the exercise by the Collateral Agent or the Insurer of its respective rights and remedies under this Insurance Agreement.

(iv)     This Insurance Agreement constitutes the legal, valid and binding obligation of MEI enforceable against MEI in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v)       Except as disclosed by MEI to the Insurer in writing on or before the date hereof, there are no actions, suits or proceedings pending, or to the knowledge of MEI threatened, against or affecting MEI or any Subsidiary thereof, or the property of MEI or of any Subsidiary thereof, in any court, or before any arbitrator of any kind, or before or by any governmental body (i) which is likely to materially adversely affect (A) the financial condition or operations of MEI and its Subsidiaries taken as a whole or (B) the ability of MEI to perform its obligations under this Insurance Agreement or (ii) which purports to affect the legality, validity, binding effect or enforceability of this Insurance Agreement.

(vi)      MEI owns, directly or indirectly, 100% of the shares or membership interests, as applicable, in Borrower, Marvel Studios, MRL and MPROD, free and clear of any Adverse Claim.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer, if any, by the Borrower, MEI, Marvel Studios and/or MPROD hereunder or from any other source hereunder or under the Operative Documents have been paid in full; provided, however, that the provisions of Sections 3.02(b), 3.02(c)(ii), 3.03, 3.04, 3.06 and 3.07 hereof shall survive any termination of this Insurance Agreement.

19

Section 4.02.	Corrective Instruments.

(a)      To the extent permitted by law, MEI and each of the Relevant Parties agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement by such party.

(b)       To the extent permitted by law, the Insurer agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Borrower may reasonably request and as may be required in the Borrower’s reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement by the Insurer.

Section 4.03.	Obligations Absolute.

(a)       The obligations of MEI and the Relevant Parties hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

(i)             any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Operative Documents or the Policy that have not been approved by the Insurer (to the extent that the Insurer has consent rights with respect thereto);

(ii)	any exchange or release of any other obligations hereunder;

(iii)           the existence of any claim, setoff, defense, reduction, abatement or other right that MEI or any Relevant Party may have at any time against the Insurer or any other Person;

(iv)          any document presented by MEI or a Relevant Party in connection with the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)           any payment by the Insurer under the Policy against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

(vi)          any failure of the Borrower, MRL or MPROD to receive the proceeds of Advances under the Credit Agreement; and

(vii)         any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, MEI or any Relevant Party in respect of any Operative Document.

20

(b)       MEI, the Relevant Parties and any and all others who are now or may become liable for all or part of the obligations of MEI and the Relevant Parties under this Insurance Agreement renounce, to the extent permitted by law, the right to assert as a defense to the performance of their respective obligations each of the following: (i) any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Operative Document or by any extension or renewal thereof, (ii) presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest, (iii) all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Operative Documents, and (iv) all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Operative Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to it.

(c)       MEI, the Relevant Parties and any and all others who are now or may become liable for all or part of the obligations of MEI and the Relevant Parties under this Insurance Agreement agree to be bound by this Insurance Agreement and, to the extent lawful, (i) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event, (ii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the termination and release of any security interest or guaranty at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment, and (iii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder (other than any Marvel Company), and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder; provided that such addition does not increase the liabilities of MEI or any other Relevant Party hereunder.

(d)    Nothing herein shall be construed as prohibiting MEI or any Relevant Party from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

Section 4.04.	Assignments; Reinsurance; Third-Party Rights.

(a)      This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither MEI nor any Relevant Party may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the

21

Insurer. Any purported assignment made in violation of this Insurance Agreement shall be null and void.

(b)     The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Policy.

(c)      Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, the Collateral Agent, the Administrative Agent or any Lender, other than the Insurer against MEI and the Relevant Parties, or MEI and the Relevant Parties against the Insurer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of such parties and their successors and permitted assigns. Neither the Collateral Agent, the Administrative Agent nor any Lender shall have any right to payment from any Premium paid or payable hereunder or under the Credit Agreement or from any amounts paid by MEI and the Relevant Parties pursuant to Sections 3.02, 3.03 or (solely to the extent relating to Sections 3.02 or 3.03) Section 3.07.

Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by the Collateral Agent or the Administrative Agent or for any acts or omissions of the Collateral Agent or the Administrative Agent in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Defaults. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a)     Any representation or warranty made by the Borrower or any Borrower Affiliate hereunder or under any of the Operative Documents, or in any certificate furnished hereunder or under the Operative Documents, shall prove to be untrue or incomplete in any material respect;

(b)      (i) The Borrower or any Borrower Affiliate shall fail to pay when due any amount payable by it hereunder or (ii) a legislative body has enacted any

22

law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or any other Operative Document is not valid and binding on the Borrower or any Borrower Affiliate, provided that, with respect to any law or judicial action within the scope of this clause (ii), the Borrower or such Borrower Affiliate shall have 30 days to reinstate the binding effect of this Insurance Agreement or any other Operative Document, and the Insurer agrees to take such actions as may be reasonably requested of it to facilitate the reinstatement of such binding effect;

(c)      The occurrence and continuance of (i) an “Event of Default” (as defined in the Credit Agreement), including, without limitation, the occurrence of any Bankruptcy Event with respect to MEI, the Borrower or Marvel Studios, or (ii) any “event of default” or other term of similar meaning or effect under any Operative Document (other than this Insurance Agreement and the Credit Agreement) by MEI or any Relevant Party;

(d)       Any failure on the part of the Borrower or any Borrower Affiliate duly to observe or perform in any material respect any of the covenants or agreements on the part of the Borrower or such Borrower Affiliates contained in this Insurance Agreement other than those incorporated by reference herein which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Borrower and/or such Borrower Affiliate, as applicable, by the Insurer (with a copy to the Collateral Agent); or

(e)       The Borrower shall become subject to registration as an investment company under the Investment Company Act.

Section 5.02.	Remedies; No Remedy Exclusive.

(a)     Upon the occurrence of an Event of Default, the Insurer may exercise any one or more of the rights and remedies set forth below:

(i)             declare all indebtedness of every type or description then owed by the defaulting party to the Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable from such defaulting party;

(ii)            if such Event of Default also constitutes an “Event of Default” as defined in the Credit Agreement, exercise any contractual rights and remedies available under the Credit Agreement in accordance with the terms thereof or direct the Collateral Agent to exercise such remedies in accordance with the terms of the Credit Agreement;

(iii)           if such Event of Default also triggers contractual rights and/or remedies of the Insurer under any Operative Document, exercise such rights and/or remedies in accordance with the terms thereof or direct

23

the Collateral Agent, the Borrower and/or each Marvel Company to exercise such remedies in accordance with the terms thereof;

(iv)          take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due to it from the defaulting party under this Insurance Agreement, the Policy and the Premium Letter or to enforce performance and observance of any obligation, agreement or covenant of the Borrower and/or each Marvel Company under this Insurance Agreement, the Policy and the Premium Letter; or

(v)           if authorized in any other Operative Document as a result of the event that caused such Event of Default, take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due to it under such Operative Document or to enforce performance and observance of any obligation, agreement or covenant of the Borrower and/or each Marvel Company under such Operative Document.

(b)       Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the other Operative Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or any other Operative Documents upon the happening of any event set forth in Section 5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

Section 5.03.	Waivers.

(a)        No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b)     The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Borrower and each applicable Borrower Affiliate. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived

24

and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. The Borrower agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Collateral Agent and the rating agencies maintaining a rating on the Notes and/or the Borrower’s obligations under the Notes. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof.

Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

(a)	To the Insurer:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: Consumer Asset Backed Securities

Facsimile: (212) 363-1459

Confirmation: (212) 668-0340

(in each case in which such notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer, the Borrower and the Collateral Agent and, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)	To the Borrower, MEI, Marvel Studios, MRL and/or MPROD:

9242 Beverly Boulevard

Suite 350

Beverly Hills, CA 90210

Attention: President

Facsimile: 310-285-9825

with copies to:

25

Marvel Enterprises, Inc.

417 5th Avenue

New York, New York 10016

Attention: General Counsel

Facsimile: (212) 576-4005

Liner Yankelevitz Sunshine & Regenstreif LLP

1100 Glendon Avenue, 14th Floor

Los Angeles, California 90024

Attention: Joshua B. Grode, Esq.

Facsimile: (310) 500-3501

Notice to the Borrower shall also constitute notice to the Borrower Affiliates (in each case in which notice or other communication to the Borrower refers to an Event of Default, a claim against the Borrower or the Borrower Affiliates or with respect to which failure on the part of the Borrower or any Borrower Affiliate to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Insurer and the Collateral Agent and, in all cases, both any original and all copies shall be marked to indicate “URGENT MATERIAL ENCLOSED.”).

(c)	To the Collateral Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Attn: Corporate Trust and Loan Agency

Facsimile: (212) 525-1300

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.04. Governing Law. This Insurance Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

26

Section 6.05.	Consent to Jurisdiction.

(a)      The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the Borough of Manhattan, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Operative Documents, the Policy or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b)      To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c)       Service on the Borrower, MEI, Marvel Studios, MRL or MPROD may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to the applicable party at its then-current notice address as specified in Section 6.02.

(d)      Nothing contained in this Insurance Agreement shall limit or affect any party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Operative Documents or the Policy against any other party or its properties in the courts of any jurisdiction.

Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Operative Documents or the Policy, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided herein or therein.

Section 6.07. Counterparts; Delivery by Facsimile. This Insurance Agreement may be executed in counterparts by the parties hereto, and each such counterpart will be considered an original and all such counterparts will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Insurance

27

Agreement by telecopier shall constitute delivery of a manually executed counterpart of this Insurance Agreement.

Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

Section 6.09. Limited Liability. No recourse under any Operative Document or the Policy shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Operative Documents or the Policy, it being expressly agreed and understood that each Operative Document and the Policy is solely a corporate obligation of each party thereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Operative Document or the Policy is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.10. Entire Agreement. This Insurance Agreement and the Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

Section 6.11. Limited Recourse. No recourse for any obligations of the Borrower, MEI, Marvel Studios, MRL and MPROD, respectively, hereunder will be had against any organizer, stockholder, officer, director, member, manager, employee, agent or Affiliate of such Person, including, without limitation, any Marvel Company, in such capacity (without prejudice to any recourse that the Insurer may have directly against such Person provided for herein or in any other Operative Document); it being expressly agreed and understood that this Insurance Agreement and all amounts due hereunder are solely corporate or limited liability company obligations, as applicable, of such Person, and that no personal liability whatsoever will attach to or be incurred by any organizer, stockholder, officer, director, member, manager, employee, agent or Affiliate of such Person including, wit hout limitation, any Marvel Company in such capacity (without prejudice to any recourse that the Insurer may have directly against such Person provided for herein or in any other Operative Document).

Section 6.12. Third Party Beneficiary. The Collateral Agent, the Borrower, MEI, Marvel Studios, MRL and MPROD each agree that the Insurer shall have all rights provided to the Insurer in the Operative Documents and that the Insurer shall be a third-party beneficiary in respect of the Operative Documents to which the Insurer is not a party.

28

Section 6.13. Authorization and Action of the Collateral Agent. The Insurer hereby appoints and authorizes HSBC Bank USA, National Association to act as the Collateral Agent, to take such action as Collateral Agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Operative Documents as are delegated to the Collateral Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and consistent herewith and the other Operative Documents. The terms and conditions set forth in Sections 10.01 and 10.03 of the Credit Agreement shall apply to the foregoing appointment and authorization of the Collateral Agent by the Insurer. During the term of this Insurance Agreement, the Collateral Agent will, unless the Insurer shall otherwise consent in writing, (a) comply with each covenant and obligation of the Collateral Agent set forth in the Operative Documents and the Ancillary Documents and (b) comply solely with the written instructions of the Insurer, as Control Party, when required pursuant to the terms of the Operative Documents and the Ancillary Documents. In the performance of its duties hereunder, the Collateral Agent shall be entitled to all of the rights, benefits and protections afforded to it under the Credit Agreement.

Section 6.14. WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE OPERATIVE DOCUMENTS, THE POLICY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE OPERATIVE DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

29

IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

AMBAC ASSURANCE CORPORATION,

as Insurer

By:   /s/ Harris C. Mehos

Name: Harris C. Mehos

Title: First Vice President

MVL FILM FINANCE LLC

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

MARVEL ENTERPRISES, INC.

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

MARVEL STUDIOS, INC.

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

MVL PRODUCTIONS LLC

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

MVL RIGHTS LLC

By: /s/ John Turitzin

Name: John Turitzin

Title: Executive Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Collateral Agent

By:  /s/ Stephen Ferrera

Name: Stephen Ferrera

Title: Vice President

Schedule 3.07 to the

Insurance Agreement

Covered Obligations

The present and future obligations of the Section 3.07 Parties set forth in the following sections of the Operative Documents are the “Covered Obligations” under Section 3.07 of the Insurance Agreement, provided (i) that in no event shall anything in this Schedule 3.07 be construed to expand any obligation of MEI under Section 3.07 of the Insurance Agreement beyond the relevant Covered Obligation, (ii) that with respect to any obligation in respect of the payment or expenditure of funds, the obligation of MEI under Section 3.07 of the Insurance Agreement in respect thereof shall be limited to the extent that there are funds available to the relevant Section 3.07 Party to make such payment pursuant to the terms of the relevant Operative Document and MEI is not legally barred from causing such payment to be made, and (iii) that the obligations of MEI under Section 3.07 of the Insurance Agreement with respect to certain of the Covered Obligations are limited as set forth below under “Limitations”:

A. Section 3.07 Party: MVL

Credit Agreement Sections 2.02(d), 2.05, 2.06, 2.08(b), 3.01(c), 3.02, 3.03(c), 4.03(a), 4.03(b), 4.07, 7.01 (excluding clauses (g)(i)(A), (i) and (j)), 7.02, and 7.03.

Master Agreement Section 7(b).

Limitations:

Credit Agreement Section 3.03(c)(y)(i): Covered Obligation with respect to satisfaction of the conditions precedent to fundings shall be limited to the actual knowledge of Responsible Officers of MEI.

Credit Agreement Section 7.03(a): Covered Obligation with respect to “suffer to exist” Adverse Claims shall be limited to taking reasonable actions to remove such Adverse Claims.

Credit Agreement Section 7.03(b): Covered Obligation with respect to “suffer to exist” Indebtedness shall be limited to taking reasonable actions to discharge such Indebtedness.

Credit Agreement Section 7.03(g): Covered Obligation with respect to “suffer to exist” negative pledge agreements shall be limited to taking commercially reasonable actions to avoid such agreements.

B. Section 3.07 Party: MPROD

Master Agreement Sections 2(e)(ii), 3(c)(v), 3(f), 3(g), 3(k), 7(a) (excluding 7(a)(vi)(A) and 7(a)(xii)), 7(c), 8, and 9.

Master Distributor Security Agreement Sections 6, 7, and 10.

Limitations: Master Agreement Section 7(a)(vii)(x): Covered Obligation shall be limited to maintaining insurance if procured.

Master Agreement Section 7(a)(viii): Covered Obligation shall be limited to maintaining each Completion Bond if procured.

Master Agreement Section 7(c)(i): Covered Obligation with respect to “suffer to exist” Adverse Claims shall be limited to taking reasonable actions to remove such Adverse Claims.

C.	Section 3.07 Party: Each Production Company (as defined in the Master Agreement)

Production Services Agreement Sections 12 and 15.

D.           The following Covered Obligations are the “Specified Covered Obligations” under Section 3.07 of the Insurance Agreement:

Credit Agreement Sections 7.01(a), 7.02(c) and 7.02(d).

Master Agreement Sections 3(c)(v) (with respect to the Insurer’s rights to respond), 3(f) (second sentence), 3(g), 3(k) (penultimate sentence), 7(a)(i), 7(a)(vi), 7(a)(vii)(y), 7(a)(ix)(E), 7(a)(x), 7(a)(xi), 7(c)(iv)(ii), 8, and 9.

Production Services Agreement Sections 12 and 15.